
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp
Realty Fund 5 Financial Statements for the nine months ended September 30,
1998 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               SEP-30-1998
<CASH>                                       1,361,109
<SECURITIES>                                         0
<RECEIVABLES>                                1,066,663<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             3,092,379
<PP&E>                                      73,960,270<F2>
<DEPRECIATION>                            (44,402,722)<F3>
<TOTAL-ASSETS>                              35,077,699
<CURRENT-LIABILITIES>                        3,741,475
<BONDS>                                     41,981,006<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                  (10,644,782)<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                35,077,699
<SALES>                                              0
<TOTAL-REVENUES>                            11,277,451<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             8,010,820<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           2,254,400
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 1,012,231<F8>
<EPS-PRIMARY>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Includes all receivables grouped in "prepaid expenses and other assets"
on  the Balance Sheet.
<F2>Multi-family complexes of $73,394,898 and deferred expenses of $565,372.
<F3>Accumulated depreciation of $44,328,488 and accumulated amortization of deferred expenses of $74,234.
<F4>Represents mortgage note payable.
<F5>Represents total deficit of the General Partners and Limited Partners of ($410,472) and ($10,234,310), respectively.
<F6>Includes all revenue of the Partnership.
<F7>Includes operating expenses of $3,530,021, real estate taxes of
$1,728,890 and depreciation and amortization of $2,751,909.
<F8>Net income allocated $10,122 to the General Partners and $1,002,109 to the Limited Partners. Average net income per Unit of Limited Parnters interest is $26.74 on 35,200 Units outstanding.

